Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Preliminary Results for Q3 2010 and Guidance for Q4 2010

Expects Q3 Meal Delivery Revenue to Increase 122% Compared to Same Period Last Year

Anticipates Sequential Increase in Fourth Quarter 2010 Revenue and Improvement in EBITDA

FORT LAUDERDALE, FL, October 12, 2010 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced preliminary results for the third quarter ended September 30, 2010 and guidance for the fourth quarter of 2010.

Consolidated revenues for the third quarter of 2010 are expected to be approximately $5.9 million, an increase of 40% from $4.2 million in the third quarter of 2009. Meal delivery revenue is expected to be approximately $4.3 million, an increase of 122% from $1.9 million in the third quarter of 2009.

“Each quarter this year, we have successfully grown our meal delivery business and we expect this positive trend to continue,” said Kevin McGrath, President and Chief Executive Officer of eDiets.com. “We anticipate that our third quarter meal delivery revenue will exceed last year’s third quarter by 122%. We expect the marketing and partnering investments we made with NBC Universal Television Consumer Products Group and Reveille LLC for The Biggest Loser Meal Plan and ShopNBC for the eDiets Meal Plan during the latter part of the third quarter to greatly benefit our fourth quarter 2010 revenue results.”

Adjusted EBITDA*, defined as net loss before interest, taxes, depreciation, amortization, stock-based compensation, severance charges, and the write-off of goodwill, intangibles and debt discounts, for the quarter ended September 30, 2010 is expected to be in the range of $(2.9) - $(3.1) million, compared to $(1.2) million in the third quarter of 2009. Adjusted EBITDA for the third quarter of 2010 includes higher than usual marketing expenses that the Company does not expect to re-occur in the fourth quarter of 2010, such as approximately $350,000 related to the production of new television commercials that began airing in the third quarter.

Third Quarter Operating Highlights:

•	Grew meal delivery revenue by 122% compared to the third quarter of 2009, to $4.3 million

•	Entered into licensing agreement with NBC Universal Television Consumer Products Group and Reveille LLC for The Biggest Loser branded meal delivery program

•	In September, debuted on ShopNBC, with freshly prepared meal delivery program designed to help loyal viewers lose weight in an easier and tastier manner

•	Produced and began airing new television commercials for meal delivery service

Mr. McGrath continued, “We made tremendous strides in our business during the first nine months of this year and the marketing investments we made during the third quarter have us well positioned for continued growth in the fourth quarter and beyond. In addition, we expect to see great strides in EBITDA in the fourth quarter with adjusted meal delivery margins rising to 45% due to previously implemented operational changes and with the effect of our recent headcount reduction. While fourth quarter revenue is challenging to predict given the seasonal impact on dieting resulting from the Thanksgiving/Christmas holiday season, we are optimistic given that we predict meal delivery sales in October will be approximately $2.0 million compared to $1.6 million for the entire fourth quarter of 2009. We will also be launching some value-oriented meal plan options in early 2011 that we expect will further expand our customer base. We remain confident that the steps we are taking and the investments we have made are positioning eDiets to achieve positive EBITDA and cash flow in 2011.”

Conference Call

The Company will provide further results in its complete third quarter earnings release and conference call, which are expected to occur in mid-November.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

*	Use of Non-GAAP Financial Measures

In its earnings releases, conference calls, slide presentations or webcasts, the Company may use or discuss adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. Management regularly reviews adjusted EBITDA as an analytical indicator of the Company’s financial performance and believes that it is useful to investors in evaluating operating performance. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. The Company does not intend for adjusted EBITDA to be considered in isolation or as a substitute for any GAAP measure. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Preliminary Financial Results and Additional Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, all measures of third quarter 2010 financial results contained in this news release, including consolidated revenue, meal delivery revenue and Adjusted EBITDA are preliminary and reflect our expected third quarter 2010 financial results as of the date of this news release. Actual reported third quarter 2010 financial results and condition may vary significantly from those expectations because of a number of factors, including additional or revised information, revisions arising from internal and external review procedures that we conduct during the closing of our books for the quarter, subsequent events that may affect the valuations of goodwill and other assets and changes in accounting standards or policies or in how those standards are applied. We also caution you that this news release contains additional forward-looking statements about the Company including (i) expectations regarding our ability to continue the positive trend of growing meal delivery business, (ii) expectations regarding the impact of the marketing and partnering investments we made with NBC Universal Television Consumer Products Group and Reveille LLC for The Biggest Loser Meal Plan and ShopNBC for the eDiets Meal Plan on our fourth quarter 2010 revenue results and our belief that these marketing expenses have us well positioned for accelerated growth in the fourth quarter and beyond, (iii) expectations regarding operational and financial performance in the fourth quarter of fiscal year 2010, including meal delivery sales in October and revenue, marketing expenses, meal delivery margins and EBITDA in fourth quarter of 2010, (iv) our intent to launch value-oriented meal plan options in early 2011 and the impact of such new options on our customer base and (v) our belief that the steps we are taking and the investments we have made have positioned us to achieve positive EBITDA and cash flow in 2011.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and the following:

•	our ability to raise additional capital through a private placement or public offering of our common stock, or through a sale of strategic assets;

•	our ability to accurately assess market demand for our products;

•	our ability to improve our meal delivery margin and its effect on total gross margins;

•	our ability to sufficiently increase our revenues and maintain expenses and cash capital expenditures at appropriate levels;

•	the state of the credit markets and capital markets, including the level of volatility, illiquidity and interest rates; and

•

adjustments to our third quarter fiscal year 2010 revenues, net losses, and Adjusted EBITDA due to the closing of our books for the third quarter and internal and external review procedures that we conduct during such closing.

These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

###